Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                         For the Month of November 1999
                     Distribution Date of December 15, 1999
                            Servicer Certificate #26

Original Pool amount Initial Receivables               $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)          $91,466,751.20


Beginning Pool Balance                                 $186,675,132.54
Beginning Pool Factor                                        0.3733545

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $7,862,570.96
     Interest Collected                                  $1,463,167.79

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $174,724.14
Total Additional Deposits                                  $174,724.14

Repos / Chargeoffs                                         $674,517.68
Aggregate Number of Notes Charged Off                              131

Total Available Funds                                    $9,500,462.89

Ending Pool Balance                                    $178,138,043.90
Ending Pool Factor                                           0.3562801

Servicing Fee                                              $155,562.61

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,874,719.56
     Target Percentage                                           5.25%
     Target Balance                                      $9,352,247.30
     Minimum Balance                                     $9,999,887.79
     (Release) / Deposit                                   ($44,511.12)
     Ending Balance                                      $9,830,208.44

Current Weighted Average APR:                                   9.636%
Current Weighted Average Remaining Term (months):                29.10

Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days          $1,876,330.35      1,235
                                 31 - 60 days           $490,098.16        354
                                 60+  days              $195,650.52         91

     Total:                                           $2,562,079.03      1,254

     Balances:                   60+  days            $2,435,089.78         91

Memo Item - Reserve Account
     Prior Month                                      $9,999,887.79
+    Invest. Income                                      $44,511.12
+    Excess Serv.                                             $0.00
+    Transfer (to) / from Collections Account          ($169,679.35)
     Beginning Balance                                $9,874,719.56

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of November 1999

                                                                      NOTES
                                                  (Money Market)
                                    TOTAL          CLASS A - 1     CLASS A - 2      CLASS A - 3       CLASS A - 4    CLASS B NOTES
                               $500,000,000.00   $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           0.00%           96.50%            0.00%           3.50%
     Coupon                                                5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance           $186,675,132.54
Ending Pool Balance              $178,138,043.90

Collected Principal                $7,862,570.96
Collected Interest                 $1,463,167.79
Charge - Offs                        $674,517.68
Liquidation Proceeds / Recoveries    $174,724.14
Servicing                            $155,562.61
Cash Transfer from Reserve Account   $169,679.35
Total Collections Available
  for Debt Service                 $9,514,579.63

Beginning Balance                $186,675,132.54           $0.00           $0.00   $30,641,502.93  $149,500,000.00   $6,533,629.61

Interest Due                         $977,490.99           $0.00           $0.00      $158,314.43      $784,875.00      $34,301.56
Interest Paid                        $977,490.99           $0.00           $0.00      $158,314.43      $784,875.00      $34,301.56
Principal Due                      $8,537,088.64           $0.00           $0.00    $8,238,290.54            $0.00     $298,798.10
Principal Paid                     $8,537,088.64           $0.00           $0.00    $8,238,290.54            $0.00     $298,798.10

Ending Balance                   $178,138,043.90           $0.00           $0.00   $22,403,212.39  $149,500,000.00   $6,234,831.51
Note / Certificate Pool Factor                            0.0000          0.0000           0.1697           1.0000          0.3563
   (Ending Balance / Original Pool Amount)
Total Distributions                $9,514,579.63           $0.00           $0.00    $8,396,604.97      $784,875.00     $333,099.66

Interest Shortfall                         $0.00           $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00           $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                       $0.00           $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                           $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance     $9,874,719.56
(Release) / Draw                     ($44,511.12)
Ending Reserve Acct Balance        $9,830,208.44

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of November 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                             5                  4                  3                  2                   1
                                          Jul-99             Aug-99             Sep-99             Oct-99              Nov-99
Beginning Pool Balance                $223,628,279.43    $215,198,969.48    $205,970,930.43    $197,220,858.73    $186,675,132.54

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                         $242,359.00        $506,853.12        $436,941.54        $383,560.70        $674,517.68
    Recoveries                            $511,977.44        $539,942.09      $1,373,371.01        $316,372.50        $174,724.14

Total Charged Off (Months 5, 4, 3)      $1,186,153.66
Total Recoveries (Months 3, 2, 1)       $1,864,467.65
Net Loss / (Recoveries) for 3 Mos        ($678,313.99)(a)

Total Balance (Months 5, 4, 3)        $644,798,179.34 (b)

Loss Ratio Annualized  [(a/b) * (12)]       -1.26237%

Trigger:  Is Ratio > 1.5%                          No
                                                                                Sep-99             Oct-99              Nov-99

B)   Delinquency Trigger:                                                     $3,946,353.32      $3,532,084.21       2,435,089.78
     Balance delinquency 60+ days                                                  1.91598%           1.79093%           1.30445%
     As % of Beginning Pool Balance                                                1.32177%           1.55090%           1.67045%
     Three Month Average

Trigger:  Is Average > 2.0%                        No

C)   Noteholders Percent Trigger:            1.96606%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                        No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer